1 1 Shareholder Update 2010 Funds in the Sun Annual Member Conference Exhibit 99.1

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2010
Funds in the Sun
Annual Member Conference
This presentation may include “forward-looking statements,” which include statements that are based on the Bank’s expectations, estimates, projections and assumptions. These statements may be identified by the use of forward-looking terminology, such as anticipates, believes, could, estimate, may, should, and will or their negatives or other variations on these terms. These statements involve known and unknown risks and uncertainties, many of which may be beyond our control. Actual future results may be materially different from the future results expressed or implied by the forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, which are detailed in the Bank’s filings with the SEC, which are available at
www.sec.gov.
Disclaimer

3 2010 Funds in the Sun Annual Member Conference Return to Normal?

4 2010 Funds in the Sun Annual Member Conference Advances

5 2010 Funds in the Sun Annual Member Conference FHLBank Atlanta’s Advances Outstanding $75,000,000 $100,000,000 $125,000,000 $150,000,000 $175,000,000 2003 2004 2005 2006 2007 2008 2009 1st Q 2010

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2010
Funds in the Sun
Annual Member Conference
FHLBank Atlanta’s Advances Outstanding
• Current advances are at about same level prior to
the crisis in 2007
• Including Letters of Credit which stand at $20 billion,
we are providing more credit than in 2006
• After tremendous repayments and over 70 financial
institutions closing, we are starting to see some
stability in advance balances

7 2010 Funds in the Sun Annual Member Conference Funding

8 2010 Funds in the Sun Annual Member Conference Average Funding Spread to 3 Month LIBOR -24.00 -22.00 -20.00 -18.00 -16.00 -14.00 -12.00 -10.00 2003 2004 2005 2006 2007 2008 2009 1st Q 2010

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2010
Funds in the Sun
Annual Member Conference
Average Funding Spread to 3 Month LIBOR
• Funding costs have ranged from zero to 3 month
LIBOR plus 100 basis points over the past three years
• Funding costs in 2007 to 2009 were better than
average, however funding was extremely volatile
during than time period
• Currently, we are seeing 3 month LIBOR funding cost
in the minus 16 to 18 basis point range which would
be consistent with our funding costs pre crisis

10 2010 Funds in the Sun Annual Member Conference Net Income

11 2010 Funds in the Sun Annual Member Conference FHLBank Atlanta’s Net Income $0 $100,000,000 $200,000,000 $300,000,000 $400,000,000 $500,000,000 2003 2004 2005 2006 2007 2008 2009 1st Q 2010

12 2010 Funds in the Sun Annual Member Conference Dividends

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2010
Funds in the Sun
Annual Member Conference
Dividend Performance
Spread to LIBOR: 2003 – 1Q 2010
3.81%
3.56%
4.15%
5.72%
5.98%
3.66%
0.26%
0.38%
0.00%
1.00%
2.00%
3.00%
4.00%
5.00%
6.00%
7.00%
2003 2004 2005 2006 2007 2008 2009 2010 Q1
260 180 58 51 68 73 -31 0
Average Dividend Rate 3-month Average LIBOR
Spread: